SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C.  20549



                             FORM 8-K

          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                         November 24, 1995
                          Date of Report




                    KAHLER REALTY CORPORATION
      (Exact name of registrant as specified in its charter)




               Commission File Number    0-24714





           Minnesota                                  41-1784272
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)


   20 SW 2nd Avenue, Rochester MN                         55902
(Address of principal executive offices)                (Zip code)

                                 (507) 285-2700
                    (Telephone number, including area code)
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                                                                        Page 2


Item 5.  Other events


The Registrant announced on November 24, 1995 that Montgomery Securities has been retained as financial advisor to assist the Registrant's Board of Directors in exploring the strategic alternatives available to enhance shareholder value. As one alternative, the Registrant is presently considering a public sale of its shares simultaneously with its conversion to a real estate investment trust; in conjunction with this alternative, Montgomery would become the leader of the underwriting group. As other possible alternatives, the Registrant with Montgomery's assistance, will also explore a possible sale of part or all its assets as well as continued operation of the Registrant in its present corporate form. A copy of the Registrant's press release dated November 24, 1995 is attached hereto as
Exhibit 20 and incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

    (b)       Exhibits.

         20        Press Release, dated November 24, 1995.












                            Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   Kahler Realty Corporation


By: Harold W. Milner               By: Steven R. Stenhaug
   Harold W. Milner                   Steven R. Stenhaug
   President, CEO                     Senior Vice President-Treasurer


December 4, 1995
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                                                                        Page 3



                          EXHIBIT INDEX

Exhibit No.         Description                             Page No.

     20        Press Release, dated November 24, 1995          4

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                                                                        Page 4

                                                                    Exhibit 20





                    KAHLER REALTY CORPORATION
20 Second Avenue SW                          Rochester  MN  55902




NEWS



   For Release:               November 24, 1995

   For Further
   Information Contact:  Mary Schmidt 507/285-2707


        MONTGOMERY SECURITIES TO JOIN KAHLER UNDERWRITING
            WILL ALSO EVALUATE STRATEGIC ALTERNATIVES

   Rochester, Minnesota...Kahler Realty Corporation announced today that Mongtomery Securities has been retained as financial advisor to assist Kahler's Board of Directors in exploring the strategic alternatives available to enhance shareholder value. As one alternative, Kahler is presently considering a public sale of its shares simultaneously with its conversion to a real estate investment trust; in conjunction with this alternative, Montgomery would become the leader of the underwriting group. As other possible alternatives, Kahler, with Montgomery's assistance, will also explore a possible sale of part or all its assets as well as continued operation of Kahler in its present corporate form.


























507/282-2581                                    Fax  507/285-2789